UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2003

EME HOMER CITY GENERATION L.P

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation or organization)	number)	identification no.)

1750 Power Plant Road
Homer City, Pennsylvania 15748
(Address of principal executive offices, including zip code)

(724) 479-9011
(Registrant’s telephone number, including area code)

Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. EME Homer City Generation L.P. (EME Homer City) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME Homer City’s control. EME Homer City has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.  Other Events

Standard & Poor’s Downgrade

On October 28, 2003, Standard & Poor’s Ratings Service downgraded the credit rating of the pass-through bonds related to the sale-leaseback of the Homer City facilities (to BB from BBB-). Standard & Poor’s also lowered the credit rating on EME Homer City’s indirect parent, Edison Mission Energy (EME) (senior unsecured debt to B from BB-). The ratings are on CreditWatch with negative implications. These ratings actions do not trigger any defaults or prepayment obligations of EME Homer City.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)

By:	Mission Energy Westside Inc., as General Partner

By:	/s/ Kevin M. Smith
Kevin M. Smith
Director, Vice President and Treasurer

Date:	October 28, 2003